Exhibit 23.5

FORREST A. GARB & ASSOCIATES, INC.

INTERNATIONAL PETROLEUM CONSULTANTS

5310 HARVEST HILL ROAD, SUITE 275

DALLAS, TEXAS 75230-5805

(972) 788-1110 Telefax 991-3160

E-Mail: forgarb@forgarb.com

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Halcón Resources Corporation (formerly RAM Energy Resources, Inc.), a Delaware corporation, of the information contained in our report dated February 7, 2012 in the Annual Report on Form 10-K of Halcón Resources Corporation for the year ended December 31, 2012. We also hereby consent to the reference to our firm under the caption “Experts” in such Registration Statement.

FORREST A. GARB & ASSOCIATES, INC.

	By:	/s/ William D. Harris III
William D. Harris III
CEO/President
Dallas, Texas
March 8, 2013